UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 14, 2023
(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive
Fort Mill, South Carolina
29715
(Address and zip code of principal executive offices)

(803)802-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure.

On February 14, 2023, Resolute Forest Products Inc. (“Resolute”) delivered a Conditional Notice of Full Redemption to holders of Resolute’s outstanding 4.875% Senior Notes due 2026 in connection with the consummation of the merger and the other transactions contemplated by that certain Agreement and Plan of Merger, dated July 5, 2022, among Domtar Corporation, Resolute, Terra Acquisition Sub Inc., a Delaware corporation, Karta Halten B.V., a private limited corporation organized under the laws of the Netherlands, and Paper Excellence B.V., a private limited company organized under the laws of the Netherlands.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	February 14, 2023